The information in the prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION
         PRELIMINARY PROSPECTUS SUPPLEMENT DATED ________________, 2000 Prospectus supplement dated _______,_____ (to prospectus dated _______,_____ )

                                   $__________

                              RASC Series -KS Trust
                                     Issuer

                    Residential Asset Securities Corporation
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

                Mortgage Asset-Backed Pass-Through Certificates,

                                   Series ____-KS____

The Trust

The trust will hold a pool of one- to four-family residential first [and mixed-use] mortgage loans and junior mortgage loans.

Offered Certificates

The trust will issue these classes of certificates that are offered under this prospectus supplement:

o       [3] classes of Class A Certificates

Credit Enhancement

Credit enhancement for all of these certificates will be provided by excess interest payments on the mortgage loans, overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates, and a certificate guaranty insurance policy issued by
_______________.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

_________ will offer the Class A Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately ____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses.

There is no underwriting arrangement for the Class SB and Class R Certificates.

                              [Name of Underwriter]
                                   Underwriter

Important notice about information presented in this prospectus supplement and the prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (952) 832-7000.

                                Table of Contents






                                        Page

Summary..................................S-
Risk Factors.............................S-
   Risk of Loss..........................S-
   Limited Obligations...................S-
   Liquidity Risks.......................S-
   Special Yield and Prepayment
   Consideration.........................S-
   [Risks Particular to Mixed-Use
        Properties]                      S-
Introduction.............................S-
Description of the Mortgage Pool.........S-
   General...............................S-
   Mortgage Pool Characteristics.........S-
   Underwriting Standards................S-
   The AlterNet Program..................S-
   Residential Funding ..................S-
   Servicing ............................S-
   Primary Mortgage Insurance and Primary
      Hazard Insurance...................S-
   Additional Information................S-
Description of the Certificates..........S-
   General...............................S-
   Book-Entry Registration of Certain of the
      Offered Certificates...............S-
   Glossary of Terms.....................S-
   Interest Distributions................S-
   Determination of LIBOR................S-
   Principal Distributions on the Class A
   Certificates..........................S-
   Overcollateralization Provisions......S-
   Certificate Guaranty Insurance
      Policy.............................S-

                                        Page

   Allocation of Losses; Subordination...S-
   Advances..............................S-
The Certificate Insurer..................S-
Certain Yield and Prepayment
   Considerations........................S-
   General...............................S-
 Pooling and Servicing Agreement..........S-
    General..............................S-
    The Master Servicer..................S-
    Servicing and Other Compensation and
        Payment of Expenses..............S-
    Voting Rights........................S-
    Termination..........................S-
Material Federal Income Tax Consequences.S-
Method of Distribution...................S-
Legal Opinions...........................S-
Experts..................................S-
Ratings..................................S-
Legal Investment.........................S-
ERISA Considerations.....................S-
Annex I..................................S-

                                     SUMMARY

        The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer                              RASC Series         -KS     Trust

Title  of  securities              Mortgage and  Manufactured  Housing  Contract
                                   Pass-Through Certificates,
                                   Series ________-KS____.

Depositor                           Residential Asset Securities Corporation,
                                    an affiliate of Residential
                                    Funding Corporation.

Master servicer                     Residential Funding Corporation.

Trustee                             ___________________________________________.

Certificate insurer                 ___________________________________________.

Mortgage pool adjustable rate mortgage loans with an aggregate principal balance of approximately $ as of the cut-off date, secured by first liens and junior liens on one- to four-family residential [and mixed-use] properties.

Cut-off date                        _________________ 1,____.

Closing date                        On or about ______________,______.

Distribution dates                  Beginning on __________ 25,_________  and
                                    thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.

Scheduled final distribution date   Class A-1 Certificates:________ 25, ____.
                                    Class A-2 Certificates:________ 25, ____.
                                    Class A-3 Certificates:________ 25, ____.

                                    The actual final distribution date could be substantially earlier.

Form of certificates                Book-entry.

                                    See  "Description of the  Certificates--Form
                                    of    Certificates"   in   this   prospectus
                                    supplement.

Minimum denominations               $25,000.

Legal investment When issued, the Class A Certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                    See  "Legal  Investment   Matters"  in  this
                                    prospectus supplement and the prospectus.



                                      Offered Certificates
-------------------------------------------------------------------------------------------------

                             Initial Initial Rating
                      Pass-Through       Certificate         (
                                                              --------
       Class              Rate        Principal Balance      /       )         Designations
                                                             --------
-------------------------------------------------------------------------------------------------

Class A Certificates:
-------------------------------------------------------------------------------------------------

       [A-1          Adjustable Rate  $                       AAA/AAA        Senior/Adjustable
                                       -----------
                                                                                   Rate]
-------------------- ---------------- ------------------- ---------------- ----------------------

       [A-2                     %     $                       AAA/AAA       Senior/Fixed Rate]
                        --------       -----------
-------------------- ---------------- ------------------- ---------------- ----------------------

       [A-3                     %     $                       AAA/AAA      Senior Lockout/Fixed
                        --------       -----------
                                                                                   Rate]
-------------------- ---------------- ------------------- ---------------- ----------------------
Total Class A Certificates:         $
                                     ----------
-------------------------------------------------------------------------------------------------

                                    Non-Offered Certificates
-------------------------------------------------------------------------------------------------
Class SB and Class R Certificates:
-------------------------------------------------------------------------------------------------
--------------------- --------------- ------------------- ---------------- ----------------------

         SB                 NA        $                         NA              Subordinate
                                       -----------
--------------------- --------------- ------------------- ---------------- ----------------------

         R                  NA        $     0                   NA              Subordinate
--------------------- --------------- ------------------- ---------------- ----------------------

Total Class SB and Class R Certificates:      $
-------------------------------------------------------------------------------------------------

Total offered and non-offered certificates: $
-------------------------------------------------------------------------------------------------

Other Information:

Class A-1:


 Adjustable Rate:    Initial                    Formula               Maximum        Minimum

    Class A-1:                     %   One-Month LIBOR +                     %            %
                     --------------                                ----------     --------
                                                 %
                                       ----------


The Trust

The depositor will establish a trust with respect to the Series _____ -KS___ Certificates under a pooling and servicing agreement. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

The trust will also include credit enhancement for the Class A Certificates in the form of a certificate guaranty insurance policy provided by _____________.


The Mortgage Pool

The  mortgage   loans  to  be  deposited  into  the  trust  have  the  following characteristics as of the cut-off date:

[insert table]

The interest rate on the mortgage loans will adjust on each adjustment date to equal the sum of Six-Month LIBOR and the note margin on the mortgage, subject to a maximum and minimum interest rate.

The mortgage loans were originated using less restrictive underwriting standards than the underwriting standards applied by some other first and junior mortgage loan purchase programs, including the programs of Fannie Mac, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Distributions on the Offered Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o    collections  of  monthly   payments  on  the  mortgage   loans,   including
     prepayments and other unscheduled collections plus

o    advances for delinquent payments minus

o the fees and expenses of the subservicers and the master servicer, including reimbursement for advances minus

o    the premium paid to the certificate insurer.

See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.

Priority of distributions. Distributions on the offered certificates will be made from available amounts as follows:

o       Distribution of interest to the interest-bearing Class A Certificates

o Distributions of principal to the Class A Certificates entitled to principal

o    Payment to master servicer for certain unreimbursed advances

o    Reimbursement  to  the  certificate   insurer  for  payments  made  by  the
     certificate insurer to the Class A Certificates

o   Payments of excess interest payments on the mortgage loans to make principal
    payments   on   the   Class   A   Certificates,    until   the   amount   of
    overcollateralization reaches the required amount

o Distributions of interest in respect of prepayment interest shortfalls on the Class A Certificates

o    Distribution of remaining funds to the Class SB and Class R certificates

Interest   distributions.   The  amount  of  interest  owed  to  each  class  of
interest-bearing certificates on each distribution date will equal:

o       the pass-through rate for that class of certificates multiplied by

o the principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o 1/12, in the case of the fixed-rate certificates or the actual number of days in the interest accrual period divided by 360, in the case of the adjustable rate certificates minus

o    the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the required amount of overcollateralization is reached, all principal payments on the mortgage loans will be distributed among the Class A Certificates, unless the Class A Certificates are no longer outstanding. Not all outstanding Class A Certificates will receive principal on each distribution date.

In addition, the Class A Certificates will receive a distribution in respect of principal, to the extent of any excess interest payments on the mortgage loans available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization is reached. In addition, the Class A Certificates will receive a distribution of principal from the certificate guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.

See "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement.

Credit Enhancement

Allocation  of losses.  Losses on the  mortgage  loans will be covered by excess
interest  payments  on  the  mortgage  loans,   overcollateralization   and  the
certificate guaranty insurance policy as follows:

        First, losses will be covered by a distribution of any excess interest payments on the mortgage loans to the Class A Certificates as a distribution of principal,

        Second,   losses   will   result   in  a   decrease   in  the  level  of
        overcollateralization, until the level of overcollateralization is reduced to zero, and

        Third, losses will be allocated to the Class A Certificates, to reduce their certificate principal balance; these losses will be covered by the certificate guaranty insurance policy.

Not all losses will be allocated in the priority described in the preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or bankruptcy of a mortgagor will be so allocated as described only up to specified amounts. Losses of these types in excess of the specified amount and losses due to other extraordinary events will be allocated to the Class A Certificates and Class SB certificates in proportion to their respective certificate principal balances; any such loss allocated to the Class A Certificates will be covered by the certificate guaranty insurance policy.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

The Certificate Guaranty Insurance Policy

_____________ will issue a certificate guaranty insurance policy as a means of providing additional credit enhancement for the Class A Certificates. Under the policy, the certificate insurer will pay an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any losses on the mortgage loans allocated to the Class A Certificates and any unpaid certificate principal balance of the Class A Certificates on the final distribution date. The certificate guaranty insurance policy will not provide coverage for prepayment interest shortfalls.

See "Description of the Certificates--Certificate Guaranty Insurance Policy" and "The Certificate Insurer" in this prospectus supplement.

Advances

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the principal balances of the mortgage loans is less than 10% of their principal balances as of the cut-off date, the master servicer or the depositor will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

o       purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the certificate insurer consents to the termination. In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement
and  "The   Pooling  and   Servicing   Agreement--Termination;   Retirement   of
Certificates" in the prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S- of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

Legal Investment

When issued, the Class A Certificates will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in one of the two real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

        The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

        You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may be affected by losses on the mortgage loans, which could occur due to a variety of causes.


          Losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower's financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are located may increase the risk of losses on the mortgage loans. [Special risks for specific loan types, such as negative amortization or escalating payments, will be disclosed if material to an individual offering.]

Underwriting  standards  may affect risk of loss on the mortgage loans.


          The mortgage loans have been originated using underwriting standards that are less restrictive than the underwriting standards applied by some other first or junior mortgage loan purchase programs, including the programs of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. Applying less restrictive underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

                              Examples include:

                    o mortgage loans made to borrowers having imperfect credit histories;

                    o    mortgage  loans  with  relatively  high   loan-to-value
                         ratios (i.e., the amount of the loan at origination is 80% or more of the value of the mortgaged property);

                    o mortgage loans made to borrowers with low credit scores;

                    o mortgage loans made to borrowers who have high debt-to-income ratios (i.e., the amount of other debt the borrower owes represents a large portion of his or her income); and

                    o mortgage loans made to borrowers whose income is not required to be disclosed or verified.

          The foregoing characteristics of the mortgage loans may adversely affect the performance of the mortgage pool and the value of the Class A Certificates as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the depositor and its affiliates.

          Investors should note that _____% of the mortgage loans were made to borrowers that had credit scores of less than 600, excluding credit scores that were not available. The loans with higher loan-to-value ratios may also present a greater risk of loss. ______% of the mortgage loans are mortgage loans with loan-to-value ratios at origination in excess of 80% and are not insured by a primary mortgage insurance policy.

Some of the mortgage loans included in the trust are either currently delinquent or have been delinquent in the past, which may increase the risk of loss on the mortgage loans.

          As of the cut-off date, ___% of the mortgage loan are 30 to 59 days delinquent in payment of principal and interest. Other mortgage loans may have been delinquent in the past. Mortgage loans with a history of delinquencies are more likely to experience delinquencies in the future, even if the mortgage loans are current as of the cut-off date.

          See "Description of the Mortgage Pool--Mortgage Pool Characteristics" and --Underwriting Standards" in this prospectus supplement. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

Origination disclosure practices for the mortgage loans could create liabilities that may affect the return on your certificates.

          [ ]% of the mortgage loans included in the mortgage pool are subject to special rules, disclosure requirements and other regulatory provisions because they are high cost loans. Purchasers or assignees of these high cost loans, could be exposed to all claims and defenses that the mortgagors could assert against the originators of the mortgage loans. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific areas.

          One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. Approximately ______% of the cut-off date principal balance of the mortgage loans are located in [California]. If the regional economy or housing market weakens in [California], or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to Class A certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances, including riots. [Concentrations material to an individual offering will be disclosed.]

Some of the mortgage loans provide for large payments at maturity.

          Approximately ___% of the mortgage loans (based on principal balances) are not fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., a balloon amount) at their stated maturity. Mortgage loans which require payment of a balloon amount involve greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability to either to timely refinance the loan or to sell the related mortgaged property.

          See "Description of the Mortgage Pool" in this prospectus supplement.

Some of the mortgage loans are secured by junior loans.

          Approximately ___% of the mortgage loans (based on principal balances) are junior in priority to other loans which are not included in the trust. If a property is liquidated after default by a borrower, there may not be enough proceeds to pay the first mortgage and the junior mortgage . In that case, the trust, as holder of the junior mortgage , would suffer a loss.

The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates.

          The only credit enhancement for the Class A Certificates will be:

        o       the excess interest payments on the mortgage loans;
        o overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates; and
        o       a certificate guaranty insurance policy issued by
                                  ________________________.

The value of your certificates may be reduced if losses are higher than expected.


          If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. Neither the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

          See  "Summary--   Credit   Enhancement"   and   "Description   of  the
          Certificates-- Allocation of Losses; Subordination" in this prospectus supplement.

Limited Obligations

Payments on the mortgage loans are the primary source of payments on your certificates.



          The certificates represent interests only in the RASC Series ______-KS _____ Trust. The certificates do not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates. If proceeds from the assets of the RASC Series -KS Trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the master servicer or any of its affiliates.

Liquidity Risks

You may have to hold your certificates to maturity if their marketability is limited.



          A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

          Any class of offered certificates may experience illiquidity, although typically illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Special Yield and
Prepayment Considerations

The yield on your certificates will vary depending on the rate of prepayments.




          The yield to maturity on each class of offered certificates will depend on a variety of factors, including:

          o the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

          o    the pass-through rate for that class;

          o    interest shortfalls due to mortgagor prepayments; and

          o    the purchase price of that class.

          The rate of prepayments is one of the most important and least predictable of these factors.

          In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the mortgage loans will vary depending on future market conditions, and other factors.



          Because mortgagors can typically prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain. Typically, when market interest rates increase, borrowers are less likely to prepay their mortgage loans . This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are typically more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

          Approximately ___% of the mortgage loans permit the mortgagor to convert the adjustable rate on the mortgage loan to a fixed rate. Upon the conversion, the subservicer or the master servicer will repurchase the mortgage loan, which will have the same effect as a prepayment in full. Mortgagors may be more likely to exercise their conversion options when interest rates are rising. As a result, the certificates may receive greater prepayments at a time when prepayments would not normally be expected.

          Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans . These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

          See "Maturity and Prepayment Considerations" in the prospectus.

The yield on your certificates will be affected b y the specific forms that apply to that class, discussed below.

          The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of each class.

          See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

Class A Certificates

          The Class A Certificates are subject to various priorities for payment of principal. Distributions of principal on the Class A Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes.

          See "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement.

    [Class A-1  Certificates

          The interest rate on the Class A-1 certificates will vary with One-Month LIBOR. Therefore, the yield to investors on the Class A-1 certificates will be sensitive to fluctuations in the level of LIBOR. Investors should consider whether this volatility is suitable to their investment needs.]

          The Class A-1 certificates may not always receive interest at a rate equal to One-Month LIBOR plus the applicable margin. If the weighted average of the net mortgage rates on the mortgage loans is less than One-Month LIBOR plus the applicable margin, the interest rate on the Class A-1 certificates will be reduced to that weighted average rate. Thus, the yield to investors in the Class A-1 certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the weighted average net mortgage rate on the related mortgage loans . The prepayment of the mortgage loans with higher net mortgage rates may result in a lower weighted average net rate. If on any distribution date the application of the weighted average net rate results in an interest payment lower than One-Month LIBOR plus the applicable margin on the Class A-1 certificates during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced

          In a rising interest rate environment, the Class A-1 certificates may receive interest at the weighted average net rate for a protracted period of time. In addition, in such a situation, there would be less excess interest payments on the mortgage loans to cover losses and to create additional overcollateralization.

    [Class A-3 Certificates

          It is not expected that the Class A-3 certificates will receive any distributions of principal until the distribution date in ____________________. Until the distribution date in ______________, the Class A-3 certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal prepayments.]

[Risks Particular to
Mixed-Use Properties:]

[Reductions in occupancy and rent levels on mixed-use properties could adversely affect their value and cash flow


          __ mortgaged properties, securing mortgage loans that represent ___% of the initial pool balance, are mixed-use properties. A decrease in occupancy or rent levels could result in realized losses on the mortgage loans. Occupancy and rent levels on mixed-use properties may be adversely affected by:

          o local, regional or national economic conditions, which may limit the amount that can be charged for commercial leases or residential rental units or result in a reduction in timely payments;

          o the level of mortgage interest rates, which may encourage residential tenants in mixed-use properties to purchase housing;

          o    state and local regulations; and

          o the ability of management to provide adequate maintenance and insurance.]


[Losses  may be  caused  by the expiration of or tenant defaults on leases


          The income from and market value of mixed-use properties would the expiration of or decline if leases on the commercial or residential units expired tenant defaults on leases or terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the units on comparable terms.

          If units are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                              Even if borrowers successfully relet vacated units, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties.]

                                  INTRODUCTION

     The Depositor will establish a trust with respect to Series ___-KS___ on the closing date, under a pooling and servicing agreement among the depositor, the master servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, and is secured by [one- to four-family residential] [mixed-use] properties with terms to maturity of not more than thirty years.

        Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The mortgage pool will consist of __________ mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on the cut-off date, of $______________. The mortgage loans are secured by first and junior liens on fee simple interests in one- to four-family residential [and mixed-use] real properties [and, in the case of ____ mortgage loans, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease]. [___% of the mortgage loans have a due date other than the first day of each month]. In each case, the property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of adjustable-rate mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification, or, in the case of approximately __% of the mortgage loans, not more than 15 years. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. Approximately __% of the mortgage loans are secured by second liens on the mortgaged properties, and __% of the mortgage loans are secured by third or more junior liens on the mortgaged properties. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

     All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of % of the mortgage loans , which were purchased by the depositor through its affiliate, Residential Funding, from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer. ___% of the mortgage loans were purchased from and are being subserviced by _______________ and ____% of the mortgage loans were purchased from _______________, each an unaffiliated seller. Except as described in the preceding two sentences, no unaffiliated seller sold more than ____% of the mortgage loans to Residential Funding.

        Under the terms of the pooling and servicing agreement, the depositor will assign the representations and warranties made by the related sellers of the mortgage loans to the trustee for the benefit of the certificateholders and will also make limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. To the best of the depositor's knowledge, none of the mortgage loans were sold to Residential Funding by unaffiliated sellers that are institutions which are currently in receivership or conservatorship or involved in other insolvency or bankruptcy proceedings, or are no longer in existence.

        To the extent that any seller of the mortgage loans does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the depositor nor Residential Funding will be required to repurchase the mortgage loan unless:

          o the breach also constitutes a breach of one of the depositor's or Residential Funding's representations and warranties with respect to that mortgage loan and

          o the breach materially and adversely aff ects the interests of the certificateholders in any such mortgage loan.

        In addition, neither the depositor nor Residential Funding will be required to repurchase any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of any such breach also constitutes fraud in the origination of the affected mortgage loan.

Mortgage Pool Characteristics

     None of the mortgage loans will have been originated prior to __________,______ or will have a maturity date later than ________ 1, 20__. No mortgage loan will have a remaining term to maturity as of the cut-off date of less than ____ months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately ____ months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately ____ months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

        As of the cut-off date, ____% of the mortgage loans are 30 to 59 days delinquent in payment of principal and interest. As of the cut-off date, none of the mortgage loans will be 60 or more days delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

     Approximately _____% of the mortgage loans will be Buy-Down Mortgage Loans.

        No  mortgage   loan   provides   for   deferred   interest  or  negative
amortization.

     As of the cut-off date, approximately ____% of the mortgage loans will be High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See "Risk Factors" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

        ___% of the mortgage loans are secured by second liens.

        Approximately ____% of the mortgage loans are Balloon Loans, which require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of approximately 15 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount, the Balloon Amount, due and payable on the respective scheduled maturity date. The existence of a Balloon Amount typically will require the related mortgagor to refinance the mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the master servicer or the trustee is obligated to refinance any Balloon Loan. Subject to the terms thereof, the certificate guaranty insurance policy will provide coverage for any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a mortgagor to pay its Balloon Amount.

        Approximately ___% of the mortgage loans are Convertible Mortgage Loans, which provide that, at the option of the related mortgagor, the adjustable interest rate on a mortgage loan may be converted to a fixed interest rate. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rates, subject to applicable usury laws. After the conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

        The master servicer will be obligated to repurchase any Convertible Mortgage Loan following the conversion thereof at a price equal to the unpaid principal balance thereof plus accrued interest to the first day of the month in which the purchase price is to be distributed to the Class A Certificates. If the master servicer fails to repurchase a Convertible Mortgage Loan following the conversion thereof, it will not constitute an Event of Default under the Pooling and Servicing Agreement and the mortgage loan will remain in the trust fund as a fixed-rate loan.

        Approximately ___% of the mortgage loans will have mortgage rates calculated on the basis of the simple interest method.

        _____% of the mortgage loans were underwritten under a streamlined refinancing documentation program, which permits some mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--The Mortgage Loans" in the prospectus.

        Mortgage Rate Adjustment: The mortgage rate on the mortgage loans will adjust semi-annually commencing approximately six months after origination, on the adjustment date specified in the related mortgage note, to a rate equal to the sum, rounded as specified in the related mortgage notes, of Six-Month LIBOR and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.

        The amount of the monthly payment on each mortgage loan will be adjusted semi-annually on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, ___% of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.

        The mortgage rate on each loan may not increase or decrease on any adjustment date by more than a specified percentage per annum. This periodic rate cap is not more than ___%, except that the mortgage rate on some of the mortgage loans may adjust up to ___% on the initial adjustment date.

        The mortgage rate on a mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for such mortgage loan in the related mortgage note. The minimum mortgage rate for each mortgage loan will be equal to the note margin, except in the case of ____% of the mortgage loans, which have a minimum mortgage rate greater than the note margin. The minimum mortgage rates on the mortgage loans will range from ____% to ____%, with a weighted average minimum mortgage rate as of the cut-off date of _____%. The maximum mortgage rates on the mortgage loans will range from ____% to ______%, with a weighted average maximum mortgage rate as of the cut-off date of
____%. No mortgage loan provides for payment caps on any adjustment date that would result in deferred interest or negative amortization.

        Six-Month LIBOR. The reference date with respect to each mortgage loan is the date as of which Six-Month LIBOR, as published by The Wall Street Journal, is determined. The reference date with respect to each mortgage loan is:

          o the first business day of the month immediately preceding the month in which the adjustment date occurs,

          o    the date forty-five days prior to the adjustment date,

          o    the date fifteen days prior to the adjustment date, or

          o the 20th day of the month preceding the month in which the adjustment date occurs;

except that the reference date with respect to ___ mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage loans, will adjust with respect to Six-Month LIBOR as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.

        Listed below are levels of Six-Month LIBOR as published by The Wall Street Journal that are or would have been applicable to mortgage loans with a reference date of the first business day of the preceding month, and having the following adjustment dates for the indicated years. The average yields for the Class A Certificates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published in The Wall Street Journal on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR, as published by Fannie Mae or The Wall Street Journal. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.


                                   SIX-MONTH LIBOR

Adjustment Date            1997        1998        1999        2000        2001
January 1...........................
February 1..........................
March 1.............................
April 1.............................
May 1...............................
June 1..............................
July 1..............................
August 1............................
September 1.........................
October 1...........................
November 1..........................
December 1..........................

        The initial mortgage rate in effect on a mortgage loan typically will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on Six-Month LIBOR and the related note margin. Therefore, unless Six-Month LIBOR declines after origination of a mortgage loan, the related mortgage rate will typically increase on the first adjustment date following origination of such mortgage loan, subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different adjustment dates (and the mortgage rates therefore may reflect different related Index values), note margins, maximum mortgage rates and minimum mortgage rates. The net mortgage rate with respect to each mortgage loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement. The net mortgage rate on each mortgage loan will be adjusted on each adjustment date to equal the servicing fee rate, which is the mortgage rate on the mortgage loan minus the sum of (i) the rate per annum at which the related master servicing and subservicing fees accrue on the mortgage loan and (ii) the policy premium rate, which is the amount of the premium payable to the certificate insurer with respect to the certificate guaranty insurance policy, subject to any periodic rate cap, but may not exceed the maximum mortgage rate minus the maximum net mortgage rate, which is the sum of the servicing fee rate and the policy premium rate, or be less than the minimum net mortgage rate, which is the minimum mortgage rate minus the sum of the servicing fee rate and the policy premium rate, for such mortgage loan. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

     Mortgage Loan Characteristics. The mortgage loans will have the following characteristics as of the cut-off date:

Number of mortgage loans                                                     %

Weighted Average of Net Mortgage Rates........................               %

Range of Net Mortgage Rates...................................               %

Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Note Margins:
    Weighted Average..........................................               %
    Range.....................................................               %

Minimum Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Minimum Net Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Maximum Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Maximum Net Mortgage Rates:
    Weighted Average..........................................               %
    Range.....................................................               %

Weighted Average Months to next Adjustment Date after __________,____

        The mortgage loans are assumable pursuant to the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

        Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans , but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the loan-to-value ratio, or LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.

                            Credit Score Distribution

                            Number of Mortgage                             Percent of Mortgage
   Credit Score Range              Loans             Principal Balance             Pool
   ------------------              -----             -----------------             ----


                                                        $                               %



-------------------------
Not Available (1)
Subtotal with Credit
Score
   Total Pool


_____________________________

(1) Mortgage loans indicated as having a Credit Score that is not available include some mortgage loans where the Credit Score was not provided by the related seller and mortgage loans where no credit history can be obtained from the related mortgagor.

        Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

                                        S-24



                                 Mortgage Rates


                            Number of Mortgage                             Percent of Mortgage
   Mortgage Rates (%)              Loans             Principal Balance             Pool


                                                      $                                    %








  Total                                               $                                    %

        As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately % per annum.

                    Original Mortgage Loan Principal Balances


   Original Mortgage            Number of                                     Percentage of
      Loan Balance            Mortgage Loans        Principal Balance         Mortgage Pool


  $                                                  $                                     %






  Total                                              $                                     %

        As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately
$________________________.

                    Net Mortgage Rates of the Mortgage Loans

                                                Number of        Principal         Percent of
Net Mortgage Rates (%)                        Mortgage Loans      Balance        Mortgage Loans
   6.000-6.499..........................                      $                                %
   6.500-6.999..........................
   7.000-7.499..........................
   7.500-7.999..........................
   8.000-8.499..........................
   8.500-8.999..........................
   9.000-9.499..........................
   9.500-9.999..........................
  10.000-10.499.........................
  11.000-11.499.........................
  11.500-11.999.........................
  12.000-12.499.........................
  12.500-12.999.........................
  13.000-13.499.........................
        Total...........................                      $                                %

==================================================================================================================

        As of the cut-off date, the weighted average net mortgage rate of the mortgage loans will be approximately _______% per annum.

                          Original Loan-to-Value Ratios


     Original Loan              Number of                                     Percentage of
   to Value Ratio (%)         Mortgage Loans        Principal Balance         Mortgage Pool









  Total                                              $                                     %

        The weighted average LTV ratio at origination of the mortgage loans will be approximately  __________%.

        The method for calculating the LTV ratio is described below under the caption "Underwriting Standards."

                                        S-26



                Geographic Distributions of Mortgaged Properties


                                Number of                                     Percentage of
         State                Mortgage Loans        Principal Balance         Mortgage Pool


California                                           $                                     %

Connecticut

Illinois

New Jersey

New York

Other (1)

  Total                                              $                                     %

          (1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than ____% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than % of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

                              Mortgage Loan Purpose


                                Number of                                     Percentage of
      Loan Purpose            Mortgage Loans        Principal Balance         Mortgage Pool


Purchase                                             $                                     %

Rate/Term Refinance

Equity Refinance

  Total                                              $                                     %

     The weighted average LTV ratio at origination of rate and term refinance mortgage loans will be _____%. The weighted average LTV ratio at origination of equity refinance mortgage loans will be ____%.


                                        S-27



                        Mortgage Loan Documentation Types


                                Number of                                     Percentage of
   Documentation Type         Mortgage Loans        Principal Balance         Mortgage Pool


Full                                                 $                                     %

Reduced

  Total                                              $                                     %

o For purposes of the above table, Reduced Documentation Type includes mortgage loans which were underwritten under a no stated income program.

        The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a reduced loan documentation program will be %. No more than % of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

                                 Occupancy Types


                                Number of                                     Percentage of
       Occupancy              Mortgage Loans        Principal Balance         Mortgage Pool


Primary Residence                                    $                                     %

Second/Vacation

Non Owner-occupied

  Total                                              $                                     %



                            Mortgaged Property Types


                                Number of                                     Percentage of
     Property Type            Mortgage Loans        Principal Balance         Mortgage Pool


Single-family detached                               $                                     %

Planned Unit
Developments (detached)


                                        S-28



Two- to four-family
units

Condo Low-Rise (less
than 5 stories)

Condo Mid-Rise (5 to 8
stories)

Condo High-Rise (9
stories or more)

Townhouse

Planned Unit
Developments (attached)

Cooperative Units

[Mixed-Use]

Leasehold

  Total                                                     $                              %

        [In connection with each mortgage loan that is secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things:

o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located

o residential property in the area consisting of leasehold estates is readily marketable

o the lease is recorded and no party is in any way in breach of any provision of the lease

o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

o the remaining term of the lease does not terminate less than ten years after the maturity date of each such mortgage loan.]

        [Some of the aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans --The Mortgage Loans --Cooperative Loans" in the prospectus.]

        A portion of the mortgage loans provide for payment of a prepayment charge. In most cases, the prepayment provisions provide for payment of a prepayment charge for partial prepayments and full prepayments, other than a prepayment:

o       occurring upon the sale of property securing a mortgage loan,

o    made within five years following the origination of the mortgage loan, and

o In an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan.

        Prepayment charges received on the mortgage loans will not be available for distribution on the certificates. See "Certain Legal Aspects of the Mortgage Loans --Default Interest and Limitations on Prepayments" in the prospectus.

Underwriting Standards

        Prior to assignment to the depositor, Residential Funding reviewed the underwriting standards for the mortgage loans and purchased from mortgage collateral sellers who participated in or whose loans were in substantial conformity with Residential Funding's AlterNet Program or which are otherwise in conformity with the risk categories described in this prospectus supplement.

        All of the mortgage loans had features that distinguish them from the more restrictive underwriting requirements used as standards for Fannie Mae and Freddie Mac. Residential Funding established risk categories by which it could aggregate acceptable loans into groupings considered to have progressively greater risk characteristics. A more detailed description of those risk categories applicable to the mortgage loans is set forth below.

        Residential Funding's underwriting of the mortgage loans consisted of analyzing the following standards applicable to the mortgage loans:

o    the creditworthiness of a mortgagor,

o the income sufficiency of a mortgagor's projected family income, including in some cases rental income from investment property, relative to the mortgage payment and to other fixed obligations, as determined by means including verification of employment and income, verification of deposits, evaluation of statements of assets and liabilities and tax returns, although in most cases, with respect to mortgaged property consisting of vacation or second homes, no income derived from the property was considered for underwriting purposes, and

o the adequacy of the mortgaged property, expressed in terms of LTV ratio, to serve as the collateral for a mortgage loan, as determined by an appraisal.

        Generally, each mortgagor would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor would have been required to furnish information with respect to the mortgagor's assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of bankruptcy. The information may have been supplied solely in the loan application. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes.

        Based on the data provided in the application, certain verifications, if required by the originator of the mortgage loan, and the appraisal or other valuation of the mortgaged property, a determination was made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also have considered the amount of liquid assets available to the mortgagor after origination.

        Some of the mortgage loans have been originated under "limited documentation" or "stated income" programs that require less documentation and verification than do traditional "full documentation" programs. Typically, under a "limited documentation" program, minimal investigation into a mortgagor's credit history and income profile would have been undertaken by the originator and the underwriting for such mortgage loans will place a greater emphasis on the value of the mortgaged property. Under a "stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. As used in this section, LTV ratio shall mean that ratio, expressed as a percentage of (a) the principal amount of the mortgage loan at origination, over (b) the lesser of the sales price or the appraised value of the related mortgaged property at origination, or in the case of a refinanced or modified mortgage loan, either the appraised value determined at origination or, if applicable, at the time of the refinancing or modification. With respect to any mortgage loan secured by a second lien, the CLTV ratio will be the ratio, expressed as a percentage, of the sum of (i) the cut-off date principal balance of such mortgage loan and (ii) the principal balance of any related mortgage loans that constitute liens senior to the lien of the junior loan on the related mortgaged property, at the time of the origination of such mortgage loan, or, in certain instances, at the time of an appraisal subsequent to origination, to the lesser of (A) the appraised value of the related mortgaged property determined in an appraisal used in the origination of the junior loan, or, in certain instances, the value determined in an appraisal obtained subsequent to origination, and (B) if applicable under the corresponding program, the sales price of each mortgaged property. See "The Trusts--The Mortgage Loans" in the prospectus.

        The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers were either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement costs analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or CLTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

        In most cases, the mortgage loans were either originated and underwritten in accordance with Residential Funding's AlterNet Program, as discussed below, or otherwise acquired from a mortgage collateral seller based on standards consistent with the following discussion on risk category classification. Exceptions to these standards are made, however, on a case by case basis if it is determined, based on compensating factors, that an underwriting exception is warranted. Compensating factors may include, but are not limited to, a low LTV ratio or CLTV ratio, stable employment, a relatively long period of time in the same residence, and a mortgagor's cash reserves and savings.

        The risk categories determined by Residential Funding as applicable to all of the mortgage loans are expressed in this prospectus supplement as Risk Categories 1A-1, 1A, 1, 2, 3 and 4.

        Risk Category 1A-1: Under Risk Category 1A-1, the prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. Minor derogatory items are allowed as to non-mortgage credit provided, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are 2 years or older and not reflected in the title report or are related to medical expenses. As to each mortgagor in this Risk Category, no bankruptcies were discharged during the three-year period prior to the date the mortgage loan was made and there was evidence that the mortgagor had re-established its credit to an acceptable level. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property, or 85% for a mortgage loan originated under a stated documentation program. A maximum LTV ratio of 90%, or 70% for mortgage loans originated under a stated documentation program, is permitted for a mortgage loan on a non-owner occupied property. The mortgagor's debt service-to-income ratio is 45% or less which will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

        Risk Category 1A: Under Risk Category 1A, the prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. A maximum of one 30-day late payment, and no 60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. Minor derogatory items are allowed as to non-mortgage credit provided, open collections and charge-offs must be paid down to zero at closing unless they are 2 years or older and not reflected in the title report or are related to medical expenses. As to each mortgagor in this Risk Category, no bankruptcies were discharged during the three-year period prior to the date the mortgage loan was made and there was evidence that the mortgagor had re-established its credit to an acceptable level. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property, or 85% for a mortgage loan originated under a limited documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on a non-owner occupied property, or 70% for mortgage loans originated under the limited documentation program. The mortgagor's debt service-to-income ratio is 45% or less which will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

        Risk Category 1: Under Risk Category 1, the prospective mortgagor is required to have repaid all previous or existing installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. As to non-mortgage credit, some prior defaults may have occurred provided, open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are 2 years or older and not reflected in the title report or are related to medical expenses. No bankruptcies were discharged during the two-year period prior to the date the mortgage loan was made and there was evidence that the mortgagor had re-established its credit to an acceptable level. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on an owner-occupied property, or 80% for mortgage loans originated under a limited documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on an non-owner-occupied property, or 70% for mortgage loans originated under a reduced documentation program, is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is 50% or less which will be based on an initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

        Risk Category 2: Under Risk Category 2, the prospective mortgagor may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. A maximum of four 30-day late payments, and one 60-day but no 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. As to non-mortgage credit, some prior defaults may have occurred provided, open collections and charge-offs must be paid down to an amount not in excess of $2,500 at closing unless they are 2 years or older and not reflected in the title report or are related to medical expenses. No bankruptcies were discharged during the twelve-month period prior to the date the mortgage loan was made and there was evidence that the Mortgagor had re-established its credit to an acceptable level. The applicant must have also established some good credit since any bankruptcy proceedings. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% is permitted for a mortgage loan on an owner-occupied property, or 80% for mortgage loans originated under a limited documentation program. A maximum LTV ratio of 75%, or 70% for mortgage loans originated under a reduced documentation program, is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is 50% or less which will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

        Risk Category 3: Under Risk Category 3, the prospective mortgagor may have experienced significant credit problems in the past. As to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent, and a maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. As to non-mortgage credit, significant prior defaults may have occurred provided, open collections and charge-offs must be paid down to an amount not in excess of $5,000 at closing unless they are 2 years or older and not reflected in the title report or are related to medical expenses. No bankruptcies were discharged during the 12-month period prior to the date the mortgage loan was made. The mortgaged property must be in average to good condition. A maximum LTV ratio of 75% is permitted for mortgage loans on an owner-occupied property or 70% for mortgage loans originated under a limited documentation program. A maximum LTV ratio of 65% is permitted for mortgage loans originated under a full or reduced documentation program on a non-owner-occupied property. The debt service-to-income ratio is 55% or less which will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

        Risk Category 4: Under Risk Category 4, the prospective mortgagor may have experienced substantial credit problems in the past. As to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent, and a maximum of two 90-day late payments within the last 12 months is acceptable on an existing mortgage loan. The prospective mortgagor's credit history is poor and a notice of default may have been filed. As to non-mortgage credit, significant prior defaults may have occurred and any open collections and charge-offs may not have been paid off prior to closing. A bankruptcy filing by the mortgagor is permitted if it is discharged at closing. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for mortgage loans on an owner-occupied property, or 65% for mortgage loans originated under a limited documentation program. A maximum LTV ratio of 60% is permitted for mortgage loans originated under a full or reduced documentation program on a non-owner-occupied property. The debt service-to-income ratio is 55% or less which will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

        As described above, the indicated underwriting standards applicable to the mortgage loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the underwriting process may determine that the prospective mortgagor warrants a risk category upgrade based on compensating factors. For example, the underwriting standards applicable for Risk Categories 1A-1, 1A, 1 and 2 may include debt service-to-income ratios up to 5% higher for mortgage loans which have LTV ratios of 70% or less. An additional 5% variance for mortgage loans which have LTV ratios 65% or less may also have been permitted. Similar variance adjustments of up to 5% may have been allowed for Risk Category 3 for mortgage loans that have LTV ratios less than 65%.

        In applying the standards described above to loans secured by second liens, the CLTV ratio is used in lieu of the LTV ratio for all junior loans that have CLTV ratios of up to 90%. Any loans secured by second liens with CLTV ratios in excess of 90% would have been underwritten as an exception to the general AlterNet underwriting standards based on compensating factors as described above.

        The foregoing risk grade classifications are based on factors that are exclusive of the additional protection against loss that primary mortgage insurance customarily provides on loans which have LTV ratios in excess of 80%.

        Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular mortgage loans in Risk Categories 3 and 4 as described above, such mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

[Insert underwriting standards for mixed-use mortgage loans]

The AlterNet Program

        Residential Funding has established a program, the AlterNet Program, primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in the AlterNet Program have been selected by Residential Funding on the basis of criteria set forth in Residential Funding's AlterNet Seller Guide. For those mortgage loans that Residential Funding purchased from AlterNet Program sellers, each mortgage loan determined by Residential Funding to be acceptable for purchase would have been originated in accordance with or would have been determined to be consistent with the provisions of the AlterNet Seller Guide. With limited exceptions, each AlterNet Program seller is a HUD-approved mortgagee, or a financial institution supervised by a federal or state authority and has demonstrated experience, which may be through a predecessor entity, in originating mortgage loans. If an AlterNet Program seller becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if an AlterNet Program seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, such institution may continue to be treated as an AlterNet Program seller.

Residential Funding

        Residential Funding will be responsible for master servicing the mortgage loans. Residential Funding's responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the Pooling and Servicing Agreement.

        Residential Funding and its affiliates are active purchasers of non-conforming mortgage loans and have sold a substantial amount of mortgage loans that do not present certain of the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential Funding serves as the master servicer for transactions backed by most of these mortgage loans. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

Servicing

        Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly owned subsidiary of the master servicer, with respect to approximately ___% of the mortgage loans. HomeComings Financial Network, Inc.'s servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego, California 92123 and at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204.

        HomeComings Financial Network, Inc.'s San Diego location is a participant in the master servicer's Asset Resolution Division. This division specializes in the servicing of sub-prime mortgage loans, the acquisition and management of sub-performing and non-performing mortgages and the real property securing REO Mortgage Loans. Residential Funding's Asset Resolution Division is an approved "Special Servicer" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

Primary Mortgage Insurance and Primary Hazard Insurance

     Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of ____% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least ____% of the principal balance of the mortgage loan at origination if the LTV ratio is between ____% and ____%, and at least ____% of the principal balance of the mortgage loan at origination if the LTV ratio is between ____% and ____%. An additional ___% of the mortgage loans are mortgage loans with a LTV ratio, or CLTV ratio in the case of the junior loans, at origination in excess of 80% that are not insured by a primary insurance policy.

        Substantially all of the primary insurance policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Insurance Company, PMI Mortgage Insurance Company, Commonwealth Mortgage Assurance Company, Republic Mortgage Insurance Company or Amerin Guaranty Corporation, which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Mortgage Loans or Contracts" in the prospectus.

Additional Information

        The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

        A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

                         DESCRIPTION OF THE CERTIFICATES

General

     The  Series   ____-KS___   Mortgage  and   Manufactured   Housing  Contract
Pass-Through  Certificates  will include the following  three classes of Class A
Certificates:

o    [Class A-1 Certificates, or the Adjustable Rate Certificates

o    Class A-2 Certificates; and

o Class A-3 Certificates, or the Lockout Certificates; and together with the Class A-2 Certificates, the Fixed Rate Certificates

        In addition to the Class A Certificates, the Series -KS Mortgage and Manufactured Housing Contract Pass-Through Certificates will also include two classes of certificates which are designated as the Class SB Certificates and Class R Certificates. Only the Class A Certificates are offered by this prospectus supplement. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

        The certificates will evidence the entire beneficial ownership interest in the trust fund. The trust fund will consist of:

o    the mortgage loans

o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust fund

o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure

o any applicable primary insurance policies and primary hazard insurance policies

o    the certificate guaranty insurance policy; and

o    all proceeds of any of the foregoing.

        The Class A Certificates will be available only in book-entry form through facilities of The Depository Trust Company. The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A Certificates will be issued in minimum denominations of $25,000, and integral multiples of $1 in excess thereof.

        The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as set forth in the prospectus under "Description of the Certificates-Form of Certificates." Investors in the Class A Certificates may elect to hold their Class A Certificates through DTC in the United States or Clearstream, Luxembourg, formerly known as Cedelbank SA, or Euroclear in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until definitive certificates are issued for the Class A Certificates under the limited circumstances described in this prospectus supplement:

o all references to actions by certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its participants, and
o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Book-Entry Registration of Certain of the Offered Certificates

        General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates.

        None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Form of Certificates."

        Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," the trustee is required to notify, through DTC, participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of definitive certificates for their Class A Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

        For  additional   information  regarding  DTC  and  the  DTC  registered
certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

Glossary of Terms

        The following terms are given the meanings shown below to help describe the cash flows on the certificates:

        Accrued Certificate Interest - For any distribution date and class of Class A Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate less interest shortfalls, if any, allocated thereto for that distribution date, to the extent not covered with respect to the Class A Certificates by the subordination provided by the Class SB Certificates, including:

o any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

o the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

o the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

o any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

        Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. Accrued Certificate Interest on each class of Class A Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on the Class A-2 and Class A-3 Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest on the Class A-1 Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

        Available Distribution Amount - For any distribution date, an amount equal to:
o the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees, and the premium payable on the certificate guaranty insurance policy

o all unscheduled payments, including mortgagor prepayments on the mortgage loans , Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

o all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

        In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Class A Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 20th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

        On any distribution date, the policy premium rate is equal to one-twelfth of the product of the percentage specified in the Insurance and Indemnity Agreement, dated as of ______, ____ among the certificate insurer, the depositor, the trustee and the master servicer, and the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date.

        Certificate Principal Balance - For any Class A Certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate, including amounts paid pursuant to the certificate guaranty insurance policy, and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the certificate guaranty insurance policy.

        Cumulative Insurance Payments - The aggregate of any payments made with respect to the Class A Certificates by the certificate insurer under the certificate guaranty insurance policy.

        Eligible Master Servicing  Compensation-An amount equal to the lesser of
(a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding any distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable on that distribution date.

     Excess Bankruptcy Losses - Bankruptcy Losses in excess of the Bankruptcy Amount.

        Excess Cash Flow-On any distribution date, the excess of the Available Distribution Amount over the sum of (a) the Interest Distribution Amount and (b) the sum of the amounts described in clauses [ ] of the definition of Principal Distribution Amount.

        Excess Fraud Losses - Fraud Losses in excess of the Fraud Loss Amount.

        Excess Special Hazard Losses - Special Hazard Losses in excess of the Special Hazard Amount.

        Excess Subordinated Amount - On any distribution date, the excess, if any, of (a) the Subordinated Amount on such distribution date over (b) the Targeted Subordinated Amount.

        Final Disposition - A Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to a defaulted mortgage loan.

        Interest Accrual Period - For the Class A-2 and Class A-3 Certificates, the calendar month preceding the month in which the distribution date occurs. For the Class A-1 Certificates, (a) for the distribution date in __________, ___, the period commencing on the closing date and ending on the day preceding the distribution date in ________ ___, and (b) with respect to any distribution date after the distribution date in _________ ___, the period commencing on the distribution date in the month immediately preceding the month in which the distribution date occurs and ending on the day preceding the distribution date.

        Interest   Distribution   Amount  -  The  aggregate  amount  of  Accrued
Certificate   Interest  to  be  distributed  to  the  holders  of  the  Class  A
Certificates for that distribution date.

     [Lockout Prepayment Percentage - For any distribution date occurring prior to the distribution date in _____________, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

o    for any distribution date during the sixth year after the closing date, 30%

o    for any  distribution  date during the seventh year after the closing date,
     40%

o    for any  distribution  date during the eighth year after the closing  date,
     60%

o for any distribution date during the ninth year after the closing date, 80%; and

o    for any distribution date thereafter, 100%.]

     [Lockout Scheduled Percentage - For any distribution date occurring prior to the distribution date in ________, 0% and for any distribution date thereafter, 100%.]

        Principal  Distribution Amount - On any distribution date, the lesser of
(a) the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed and (b) the sum of:

               (i) the product of (A) the then-applicable Class A Percentage and
        (B) the aggregate of the following amounts:

                             (1) the principal  portion of all scheduled monthly
                      payments on the mortgage loans due on the related due date, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                             (2) the  principal  portion of all  proceeds of the
                      repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

                             (3) the principal  portion of all other unscheduled
                      collections received during the preceding calendar month, including full and partial mortgagor prepayments; and

                         (4) the amount of any Subordination Increase Amount, as
                    defined in this prospectus supplement, for such distribution date;

                             minus

                             (5) the amount of any Subordination Reduction Amount, as defined in this prospectus supplement, for such distribution date.

               (ii) in connection with the Final  Disposition of a mortgage loan
        (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                             (1)

                             (2)

               (iii)

               (iv) any   Excess   Subordinate   Principal   Amount   for   that
                    distribution date; and

               (v)

        Subordinated  Amount - On any distribution  date, the excess, if any, of
(a) the aggregate Stated Principal Balances of the mortgage loans after giving effect to distributions of principal to be made on such distribution date over
(b) the Certificate Principal Balance of the Class A Certificates as of such date, after taking into account the payment to the Class A Certificates of the amounts described in clauses [ ] of the definition of Principal Distribution Amount on such distribution date.

        Subordination Increase Amount - On any Distribution Date, any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

        Subordination Reduction Amount - On any Distribution Date, the lesser of
(a) the Excess Subordinated Amount and (b) the amount available for distribution specified in clauses [ ] of the definition of Principal Distribution Amount.

        Targeted Subordinated Amount - On any distribution date, the required level of the Subordinated Amount, as set forth in the Pooling and Servicing Agreement.

Interest Distributions

        Holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates entitled to interest distributions.

        Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

        However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable on that distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the master servicer from master servicing compensation or otherwise. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

        If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the third preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

        These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

        The pass-through rates on all classes of Class A Certificates, other than the Class A-1 Certificates, are fixed and are listed on page S- of this prospectus supplement.

        The pass-through rates on the Class A-1 Certificates are calculated as follows:

                    The  pass-through  rate on the Class A-1  Certificates  with respect to the initial Interest Accrual Period is ____% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to _____% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement, with a maximum rate of ____% per annum and a minimum rate of ____% per annum.

        The pass-through rates on the Class A-1 Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at __________.

        As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

Determination of LIBOR

        LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

        On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period--the LIBOR rate adjustment date. Telerate
Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, ____% with respect to the Class A-1 Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.]

Principal Distributions on the Class A Certificates

        Except as provided below, holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available
Distribution Amount remaining after the distribution of the Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Distribution Amount.

        Distributions   of  principal  on  the  Class  A  Certificates  on  each
distribution date will be made, after distribution of the Interest Distribution Amount, as follows:

               (i) to the Class A-1 and Class A-2 Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

               (ii) from the balance of the Principal Distribution Amount remaining after the distributions described in clause (i) above, to the Class A-3 Certificates in reduction of its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero, an amount equal to the sum of the following:

                      (A) the Class A-3 Certificates'  pro rata share,  based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clauses [ ] of the first paragraph under "Principal Distributions on the Class A Certificates" in this prospectus supplement; and

                      (B) the  Lockout  Prepayment  Percentage  of the Class A-3
               Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clause [ ] of the first paragraph under "Principal Distribution on the Class A Certificates" in this prospectus supplement;

provided  that if the  aggregate of the amounts set forth in clauses (i),  (ii),
(iii) and (v) of the definition of Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed, the amount paid to the Class A-3 Certificates under this clause (iv) shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share, based on its aggregate Certificate Principal Balance relative to the aggregate Certificate Principal Balance of the Class A Certificates of that difference; and

               (iii) the balance of the Principal Distribution Amount remaining after the distributions, if any, described in clauses (ii) through (iv) above shall be distributed in the following order of priority:

                      (A)   first,   concurrently,   Class  A-1  and  Class  A-2
               Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

                      (B) second, to the Class A-3 Certificates until its Certificate Principal Balance has been reduced to zero.]

        On each distribution date, the certificate insurer shall be entitled to receive, after payment to the Class A certificateholders of the Interest Distribution Amount and the Principal Distribution Amount for such distribution date, but before application of any Subordination Increase Amount, from the Excess Cash Flow to the extent available therefor, the aggregate of any payments made with respect to the Class A Certificates by the certificate insurer under the certificate guaranty insurance policy to the extent not previously reimbursed, plus interest thereon.

Overcollateralization Provisions

        The Pooling and Servicing Agreement requires that, on each distribution date, Excess Cash Flow, if any, be applied on such distribution date as an accelerated payment of principal on the Class A Certificates, but only as follows: The Excess Cash Flow for any distribution date will derive primarily from the amount of interest accrued on the mortgage loans in excess of the sum of (a) interest at the related Pass-Through Rates on the Certificate Principal Balances of the Class A Certificates, (b) the premium payable on the certificate guaranty insurance policy in respect of the mortgage loans and (c) accrued Servicing Fees in respect of the mortgage loans, in each case in respect of such distribution date. Excess Cash Flow will be applied on any distribution date:

o first, to pay to the holders of the Class A Certificates the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

o    second,  to  pay  to  the  certificate  insurer  any  Cumulative  Insurance
     Payments;

o    third, to pay any Subordination Increase Amount;

o fourth, to pay the holders of the Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto, to the extent not covered by Eligible Master Servicing Compensation on such distribution date;

o fifth, to pay the holders of the Class A Certificates any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon; and

o sixth, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the Pooling and Servicing Agreement.

The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.

        The Pooling and Servicing Agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Targeted Subordinated Amount exceeds the Subordinated Amount as of such distribution date.

        Subordination Reduction Amount: In the event that the Targeted Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, a portion of the principal that would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall not be distributed to the holders of the Class A Certificates on such distribution date. This has the effect of decelerating principal distributions to the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Subordinated Amount. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the Targeted Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall instead be distributed to the holders of the Class SB Certificates in an amount equal to the Subordination Reduction Amount for such distribution date.

Certificate Guaranty Insurance Policy

        The following summary of the terms of the certificate guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate guaranty insurance policy. The following information regarding the certificate guaranty insurance policy has been supplied by the certificate insurer for inclusion in this prospectus supplement.

        Glossary of Terms: As used in this section and in the certificate guaranty insurance policy, the following terms shall have the following meanings:

o Agreement - The Pooling and Servicing Agreement, dated as of _________, _____, among the depositor, Residential Funding and the trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the certificate insurer.

o Business Day - Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the trustee under the Agreement or the certificate insurer is located are authorized or obligated by law or executive order to close.

o    Deficiency  Amount  - For  the  related  Class  A  Certificates  as of  any
     distribution   date,  (i)  any  shortfall  in  amounts   available  in  the
     Certificate Account to pay interest accrued during the Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates at the applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final distribution date or earlier termination of the trust fund pursuant to the terms of the Agreement. For purposes of determining the Deficiency Amount, the final distribution date will be the distribution date in ____________.

o Holder - Any person who is the registered or beneficial owner of any Class A Certificate and who, on the applicable distribution date, is entitled under the terms of the Class A Certificates to payment thereunder.

o    Insured Amount - As of any distribution date, any Deficiency Amount.

o Notice - The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the certificate guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail from the trustee specifying the Insured Amount which shall be due and owing on the applicable distribution date.

        Capitalized terms used in the certificate guaranty insurance policy and not otherwise defined in the certificate guaranty insurance policy shall have the meanings set forth in the Agreement as of the date of execution of the certificate guaranty insurance policy, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the certificate insurer.

        The certificate insurer, in consideration of the payment of the premium and subject to the terms of the related certificate guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any Holder that an amount equal to each full and complete Insured Amount will be paid to the trustee or its successor, as trustee for the Holders. The certificate insurer's obligations under each certificate guaranty insurance policy for a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the trustee, whether or not such funds are properly applied by the trustee. Insured Amounts shall be paid only at the time set forth in each certificate guaranty insurance policy, and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the certificate insurer. The certificate guaranty insurance policy does not cover any interest shortfalls relating to the Relief Act or Prepayment Interest Shortfalls.

        Notwithstanding  the  foregoing  paragraph,   the  certificate  guaranty
insurance policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

        The certificate insurer will pay any amounts payable under the certificate guaranty insurance policy no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Deficiency Amount, as defined below, is due or the Business Day following receipt in New York, New York on a Business Day of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the certificate guaranty insurance policy it shall be deemed not to have been received for purposes of this paragraph, and the certificate insurer shall promptly so advise the trustee and the trustee may submit an amended Notice.

        Insured Amounts due under the certificate guaranty insurance policy, unless otherwise stated in the certificate guaranty insurance policy, are to be disbursed by the certificate insurer to the trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount.

        The certificate guaranty insurance policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The certificate guaranty insurance policy is not cancelable for any reason. The premium on the certificate guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the related Class A Certificates.

Allocation of Losses; Subordination

        Subject to the terms thereof, the certificate guaranty insurance policy will cover all Realized Losses allocated to the Class A Certificates. If payments are not made as required under the certificate guaranty insurance policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

        The subordination provided to the Class A Certificates by the Class SB Certificates will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

o       first, to the Excess Cash Flow for the related distribution date; and
o       second, to the Class SB Certificates

and the remainder of the Realized Losses among all the remaining classes of Class A Certificates on a pro rata basis.

        Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and
o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class A Certificate may also be made by operation of the payment priority to the Class A Certificates described under "--Principal Distributions on the Class A Certificates" in this prospectus supplement.

        As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

        As described in the prospectus, in some circumstances the master servicer may permit a servicing modification--the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

        Servicing modification reductions shall be allocated when incurred, as provided above, in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. No servicing modification will have the effect of reducing the mortgage rate below the sum of the servicing fee rate and the pool strip rate as in effect at the cut-off date. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Class A Certificates will not be affected by the servicing modification.

        Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis among the Class A Certificates and in an aggregate amount equal to the percentage of that loss equal to the then aggregate Certificate Principal Balance of the Class A Certificates divided by the then aggregate Stated Principal Balance of the mortgage loans, in each case subject to the limitations set forth in the Pooling and Servicing Agreement, and the remainder of the Realized Losses will be allocated to the Class SB Certificates.

        An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

        In order to maximize the likelihood of distribution in full of the Interest Distribution Amount and Principal Distribution Amount, on each distribution date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class SB Certificates and Class R Certificates, to the extent necessary to satisfy the Interest Distribution Amount and Principal Distribution Amount.

     The Special Hazard Amount shall initially be equal to $______________. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $_____________ less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

     The Fraud Loss Amount shall initially be equal to $________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal (X) prior to the third anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination for Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination for Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

     The Bankruptcy Amount will initially be equal to $___________. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class SB Certificates through subordination since that anniversary.

        Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and

o       either:

o the related mortgage loan is not in default with regard to payments due thereunder or

o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

        The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

Advances

        Prior to each distribution date, the master servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

        These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances for reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

        All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class A Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

                             THE CERTIFICATE INSURER

        The following information has been supplied by the insurer for inclusion in this Prospectus Supplement. No representation is made by the depositor, the underwriters or any of their affiliates as to the accuracy or completeness of such information.

                                       [ ]

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

        The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the mortgage loans, the amount and timing of mortgagor defaults resulting in Realized Losses and by adjustments to the mortgage rates. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust fund. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

        The amount of Excess Cash Flow may be adversely affected by the prepayment of mortgage loans with higher mortgage rates. Any reduction of this type will reduce the amount of Excess Cash Flow that is available to cover Realized Losses, increase overcollateralization on the related classes of Class A Certificates and cover Prepayment Interest Shortfalls, to the extent and in the manner described in this prospectus supplement. See "Description of the Mortgage Pool--General," "Description of the Certificates--Overcollateralization Provisions" and"--Allocation of Realized Losses" in this prospectus supplement.

        The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

        Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during specified periods no principal prepayments on the mortgage loans will be distributed to the Lockout Certificates. Furthermore, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month.

        Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

        The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

        The periodic increase in interest paid by the mortgagor of a Buy-Down Mortgage Loan may increase the risk of default with respect to the related mortgage loan. See "The Trusts--The Mortgage Loans" and "Yield Considerations" in the prospectus.

        The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the master servicer, including Prepayment Interest Shortfalls. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Class A Certificates and possible shortfalls in the collection of interest.

        The yield to investors in the Class A Certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

        In addition, the yield to maturity on each class of the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related pass-through rate. The extent to which the yield to maturity of any Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of payments of principal prior to the distribution date occurring in _______________, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to principal distributions.

     Assumed Final Distribution Date: The assumed final distribution date with respect to each class of the Class A Certificates is ___________ 25,_____, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

        Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans , 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "100% PSA" and " % PSA" assumes prepayment rates equal to 100% of PSA and % of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans , including the mortgage loans .

        The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the Mortgage loans that are expected to be included in the trust fund as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that: (i) as of the date of issuance of the Class A Certificates, the mortgage loans have the following characteristics:


                                             Discount               Non-Discount
                                         Mortgage loans           Mortgage Loans

Aggregate principal balance                $               $

Weighted average mortgage rate                    %                          %

Weighted average servicing fee                    %                          %
    rate

Weighted average original term
    to maturity (months)

Weighted average remaining term
    to maturity (months)

        (ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the master servicer or the depositor will repurchase any mortgage loan, as described under "The Trusts--The Mortgage Loans" and "Description of the Certificates--Assignment of Mortgage Loans" in the prospectus, and neither the master servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust fund; (iv) there are no delinquencies or Realized Losses on the mortgage loans , and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in ; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust fund expenses payable out of the trust fund; and (ix) the certificates will be purchased on _______________, _______. Clauses (i) through (ix) above are collectively referred to as the structuring assumptions.

        The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

        In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Class A Certificates, and sets forth the percentages of the initial Certificate
Principal Balance of each class of Class A Certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

          Percent of Initial Certificate Principal Balance Outstanding
                       at the Following Percentages of PSA

                            Class A-1           Class A-2           Class A-3
DISTRIBUTION DATE        %      %       %   %       %       %   %       %      %
Initial Percentage
Weighted Average Life in
Years (**)

________________
o Indicates a number that is greater than zero but less than 0.5%.

o    (Table continued on next page.)

**      The weighted average life of a certificate of any class is determined by
        (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.

        This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans , which differ from their actual characteristics, and should be read in conjunction therewith.

                         POOLING AND SERVICING AGREEMENT

General

        The certificates will be issued under a pooling and servicing agreement dated as of ______, _________, among the depositor, the master servicer, and __________, as trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the Class A Certificates. The trustee will appoint ____________________to serve as custodian in connection with the certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

The Master Servicer

        Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus.

        The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that complied with Residential Funding's AlterNet Mortgage Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding at the dates indicated. Because the AlterNet Program is relatively new, the loss experience with respect to these mortgage loans is limited and is not sufficient to provide meaningful disclosure.

        As used in this prospectus supplement, a mortgage loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.


                AlterNet Mortgage Program Delinquency Experience

                               At December 31, 1998  At December 31, 1999     At September 30,
                                                                                    2000
                                By No.   By Dollar    By No.    By Dollar    By No.    By
                                  of       Amount       of        Amount       of      Dollar
                                Loans     of Loans     Loans     of Loans     Loans    Amount
                                                                                       of Loans
                                (Dollar Amounts in    (Dollar Amounts in     (Dollar Amounts in
                                    Thousands)            Thousands)             Thousands)


Total Loan Portfolio......     $         $           $          $           $          $
Period of Delinquency
    31 to 59 days.........
    60 to 89 days.........
    90 days or more.......

                                        S-59



Foreclosures Pending......
Total Delinquent Loans....     $         $           $          $           $          $
Percent of Loan Portfolio.            %           %          %           %          %          %

o    The tables above relate only to the mortgage loans referred to above.

o    Does not include foreclosures pending.

        The following table sets forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following table, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during the period.

                AlterNet Mortgage Program Foreclosure Experience



                                                                                    At or for
                                                                                    the three
                                                At or for         At or for           month
                                              the year ended    the year ended    period ending
                                               December 31,      December 31,     September 30,
                                                   1998              1999             2000
                                                        (Dollar Amounts in Thousands)

Total Loan Portfolio.....................    $                 $                 $
Average Portfolio Balance................    $                 $                 $
Foreclosed Loans.........................    $                 $                 $
Liquidated Foreclosed Loans..............    $                 $                 $
Foreclosed Loans Ratio...................                   %                 %                %
Gross Loss...............................    $
Gross Loss Ratio.........................                   %                 %                %
Covered Loss.............................    $                 $                 $
Net Loss.................................    $                 $                 $
Net Loss Ratio...........................                   %                 %                %
Excess Recovery..........................    $                 $                 $


o.......The tables above relate only to the mortgage loans referred to above.
o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.
o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

o Gross Loss is the sum of the gross losses less net gains, or Excess Recoveries, on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.
o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance, but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties, or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.
o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.
o Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.

        [To be altered for AlterNet Portfolio.] [The loss and delinquency experience of the master servicer, as shown in the tables above, reflects a stable, consistently managed servicing operation. Loss and delinquency levels during these periods were consistently within the ranges anticipated by management. The loss and delinquency levels have declined over the years shown in the above tables. This decline is attributable primarily to favorable and improving economic conditions over this time period. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the total portfolio, or of the mortgage loans in the trust.]

        There can be no assurance that factors beyond Residential Funding's control, including weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future. A general deterioration of the real estate market in regions where the mortgaged properties are located may result in higher delinquencies, delays in foreclosure and lower sales prices with higher losses upon liquidation. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans, causing an increase in delinquencies and higher net losses on liquidated loans.

Servicing and Other Compensation and Payment of Expenses

        The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least ____% per annum and not more than _____% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately % per annum. The servicing fees consist of (a) servicing compensation payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and the compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary compensation to be paid to the master servicer for its master servicing activities will be at least 0.03% per annum and not more than 0.08% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately ____%. As described in the prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

Voting Rights

        There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust fund and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. ___% of all voting rights will be allocated among all holders of the Class A Certificates, ___% of all voting rights will be allocated among all holders of the Class R Certificates and ___% of all voting rights will be allocated among all holders of the Class SB Certificates, respectively, in each case in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

Termination

        The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the Class A Certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. The master servicer or the depositor will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust fund, thereby effecting early retirement of the Class A Certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed.

        Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and second, to the Class SB Certificates in the order of their payment priority. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the sum of interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such certificates or at any time thereafter, at the option of the masters or the depositor, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust fund, or the certificates so purchased may be held or resold by the master servicer or the depositor.

        Upon presentation and surrender of the Class A Certificates in connection with the termination of the trust fund or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the Class A Certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust fund resulting from a purchase of all the assets of the trust fund.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

______________, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund will qualify as a REMIC under the Internal Revenue Code.

For federal income tax purposes:

o the Class R Certificates will constitute the sole class of "residual interests" in the REMIC and

o each class of Class A Certificates and the Class SB Certificates will represent ownership of "regular interests" in the REMIC and will be treated as debt instruments of the REMIC

       See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

     For federal income tax purposes, the Class _______________ Certificates will, [the Class Certificates may] [and all other Classes of Class A Certificates will not] be treated as having been issued with original issue

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discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to % PSA. No representation is made that the mortgage loans will prepay at that
rate   or   at   any   other   rate.   See   "Material    Federal   Income   Tax
Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

        If the method for computing  original  issue  discount  described in the prospectus  results  in a  negative  amount  for any  period  with  respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

        Some of the classes of Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

        The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Class A Certificates that will be treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer or the depositor to repurchase the Class A Certificates may adversely affect any REMIC that holds the Class A Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the prospectus.

        For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated ______________,___________ will serve as underwriter and has agreed to purchase and the depositor has agreed to sell the Class A Certificates. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC.

        In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of its underwritten certificates are purchased thereby.

        The underwriting agreement provide that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

     The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately _____% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

        The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        The Class SB Certificates [and Class R Certificates] may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class SB Certificates [and Class R Certificates] will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

        There is currently no secondary market for the Class A Certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange.

        The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Class A Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A Certificates will be available on an ongoing basis. The limited nature of this information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the certificates will be passed upon for the depositor by , ________________,_____________________and for the underwriter by , ______________________, __________________________.

                                     EXPERTS

        The consolidated financial statements of [insurer] ____________ [and subsidiaries], as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of _________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of __________ as experts in accounting and auditing.

                                     RATINGS

     It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by ______________________ and _______________________.

     [ _________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. ________________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. _______________________'s rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgage s. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.]

     [The ratings assigned by _____________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. ________________'s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. ________________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans . In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.]

     The depositor has not requested a rating on the Class A Certificates by any rating agency other than _____________ and _____________. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by _____________ and _____________________.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                                LEGAL INVESTMENT

        The  Class  A  Certificates   will  not  constitute   "mortgage  related
securities" for purposes of SMMEA.

        One or more classes of the Class A Certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

        The depositor makes no representations as to the proper characterization of any class of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

        A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. However, the exemption contains a number of conditions which must be met for the exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

        Insurance companies contemplating the investment of general account assets in the Class A Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus. Final Department of Labor regulations under Section 401(c) were published on January 5, 2000 but will generally be applicable on July 5, 2001.

        Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Class A Certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

        The sale of any of the Class A Certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                    Residential Asset Securities Corporation

                               $_________________



      Mortgage and Manufactured Housing Contract Pass-Through Certificates



                                Series ____-KS___



                              Prospectus Supplement



                              [Name of Underwriter]
                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______,______.